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                                                                   EXHIBIT 10.28


                           PROMISSORY NOTE SECURED BY
                             STOCK PLEDGE AGREEMENT


$23,043.77                                                 San Diego, California
                                                                    June 6, 1997


      For value received, the undersigned ("Maker") hereby promises to pay to CombiChem, Inc., a California corporation ("Holder"), at 9050 Camino Santa Fe, San Diego, California, the principal amount of Twenty Three Thousand Forty Three and 77/100 Dollars ($23,043.77), together with interest thereon from the date hereof. Interest shall accrue at the rate of 6.14% per annum, compounded semi-annually, provided that in no event shall the rate of interest be less than the minimum rate required to avoid the imputation of interest under the Internal Revenue Code.

      The performance of the Maker's obligations under this Promissory Note are secured by the pledge of shares of the common stock of Holder (the "Pledged Shares") pursuant to the terms of that certain Stock Pledge Agreement entered into by and between the Maker and the Holder of even date herewith (the "Stock Pledge Agreement").

      All principal shall be due and payable in equal annual installments on the first, second, third and fourth anniversaries of the date of this Promissory Note, upon which fourth anniversary all then unpaid principal and accrued interest shall be due and payable in full.

      Payment shall be made in lawful tender of the United States. Except as otherwise provided herein or by applicable law, all payments shall be applied first to any unpaid enforcement or collection costs, then to accrued interest but unpaid interest, and the remainder shall be applied to principal.

      This Promissory Note may be prepaid in whole or in part at any time without premium or penalty. Partial prepayments shall not postpone or delay the date of any subsequent payment.

      Each of the following events shall constitute a default ("Default") under this Promissory Note:

            (a) The Maker's failure to pay when due any payment of principal or interest due under this Note;

            (b) The Maker's failure to perform or observe any of the terms or conditions of the Stock Pledge Agreement;


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            (c)   The Maker's failure to perform or observe any of the terms or conditions of the Stock Purchase Agreement between Maker and Holder of even date herewith;

            (d) The making by the Maker of any assignment for the benefit of creditors or the voluntary appointment (at the request or with the consent of the Maker) of a receiver, custodian, liquidator or trustee in bankruptcy of any of the Maker's property, or the filing by the Maker of a petition in bankruptcy or other similar proceeding under any law for relief of debtors; or

            (e) The filing against the Maker of a petition in bankruptcy or other similar proceeding under any law for relief of debtors, or the involuntary appointment of a receiver, custodian, liquidator or trustee in bankruptcy of the property of the Maker, if such petition or appointment is not vacated or discharged within sixty (60) calendar days after the filing or making thereof.

      Upon the occurrence of any Default, the Holder may, at its option, declare the entire unpaid principal balance and accrued interest to be immediately due and payable, without notice to the Maker. The Maker further understands that this is a full recourse promissory note and that the Holder may, at its option, proceed against assets of the undersigned other than the Pledged Stock (as defined in the Stock Pledge Agreement) under the Stock Pledge Agreement in the event of a Default.

      The Maker promises to pay all costs and expenses (including reasonable attorneys' fees) incurred by the Holder in the exercise or enforcement of any right under this Promissory Note.

      The acceptance by Holder of any payment hereunder which is less than the payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to accelerate at that time or any subsequent time or nullify any prior acceleration without the express written consent of Holder except as and to the extent otherwise provided by law.

      The Maker waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Promissory Note, and expressly agrees that this Promissory Note, or any payment hereunder, may be extended from time to time and consents to the acceptance of security, if any, or the release of security, if any, from this Promissory Note, all without in any way affecting the liability of the Maker.

      The right to plead any and all statutes of limitations as a defense to any demand on this Promissory Note or any agreement to the same, or any instrument securing this Promissory Note, or any and all obligations or liabilities arising out of or in connection with this Promissory Note, is expressly waived by the Maker to the fullest extent permitted by law.


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      No extension of the time for the payment of this Promissory Note, or any installment hereof, made by agreement by the Holder hereof with any person now or hereafter liable for the payment of this Promissory Note shall affect the original liability under the terms of this Promissory Note by the Maker even if it is not a party to such agreement.

      If Holder should institute collection efforts, of any nature whatsoever, to attempt to collect any and all amounts due hereunder upon the default of the Maker, the Maker shall be liable to pay to Holder immediately and without demand all reasonable costs and expenses of collection incurred by Holder, including, without limitation, reasonable attorneys' fees, whether suit or other action or proceeding be instituted and specifically including, without limitation, collection efforts that may be made through a bankruptcy court, and all such sums shall be fully secured by the Pledged Stock pursuant to the Stock Pledge Agreement.

      The provisions of this Promissory Note are intended by the Maker to be severable and divisible and the invalidity or unenforceability of a provision or term herein shall not invalidate or render unenforceable the remainder of this Promissory Note or any part thereof.

      This Promissory Note shall be governed by and construed and interpreted in accordance with the internal laws of the State of California.


                                       THE "MAKER"



                                       /s/ Vicente Anido
                                       -----------------------------------------
                                       [INSERT NAME OF MAKER]


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